UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 26, 2007
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On September 26, 2007, the Board of Directors of Reynolds American Inc., referred to as RAI, elected Lionel L. Nowell III to serve on RAI’s Board as a Class III Director. Also on September 26, 2007, RAI’s Board appointed Mr. Nowell to serve on the Board’s Audit Committee. A copy of the press release announcing Mr. Nowell’s election to the Board and appointment to the Board’s Audit Committee is attached to this report as Exhibit 99.1.
Mr. Nowell is eligible to participate in the non-employee director compensation arrangements described in the Reynolds American Inc. Outside Directors’ Compensation Summary, which summary was filed as Exhibit 10.1 to RAI’s Form 8-K dated September 13, 2006 and which is incorporated herein by reference. At its September 26, 2007 meeting, RAI’s Board also amended the definition of “Eligible Director” set forth in the Equity Incentive Award Plan for Directors of Reynolds American Inc., which amendment (i) provides that an Eligible Director shall mean, generally, a director who qualifies as “independent” within the meaning of applicable rules of the New York Stock Exchange, and (ii) allows Mr. Nowell to participate in such plan. Such amendment is attached to this Report as Exhibit 99.2.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following are furnished as Exhibits to this Report.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated September 26, 2007.

99.2	Amendment No. 1 to the Equity Incentive Award Plan for Directors of Reynolds American Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Date: October 1, 2007